ROPES & GRAY LLP 1211 AVENUE OF THE AMERICAS NEW YORK, NY 10036-8704 WWW.ROPESGRAY.COM

December 10, 2021

PIMCO Dynamic Credit and Mortgage Income Fund

1633 Broadway

New York, NY 10019

PIMCO Dynamic Income Fund

1633 Broadway

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the “Agreement”) dated November 10, 2021 by and among PIMCO Dynamic Credit and Mortgage Income Fund (“Acquired Fund”), PIMCO Dynamic Income Fund (“Acquiring Fund,” together with Acquired Fund, the “Funds”), and PIMCO Income Opportunity Fund, each a Massachusetts business trust. The Agreement describes a proposed transaction (the “Reorganization”) to occur as of the date of this letter (the “Closing Date”), pursuant to which Acquiring Fund will acquire all of the assets of Acquired Fund in exchange for shares of beneficial interest in Acquiring Fund (the “Merger Shares”) (and cash in lieu of fractional shares, if any) and the assumption by Acquiring Fund of all of the liabilities of Acquired Fund following which the Merger Shares received by Acquired Fund (and cash in lieu of fractional shares, if any) will be distributed by Acquired Fund to its shareholders in liquidation of Acquired Fund.1 This opinion as to certain U.S. federal income

1 Under the Agreement, in order to account for restrictions on the transferability of certain Acquired Fund assets, immediately following the transfer of assets from the Acquired Fund to the Acquiring Fund, the Acquiring Fund may, if it so elects, transfer back to the Acquired Fund bare legal title to a portion of the acquired assets, to be held by the Acquired Fund as the nominee for or agent on behalf of the Acquiring Fund until such assets are sold or legal title can be transferred to the Acquiring Fund. As a result, the Acquired Fund will not terminate its legal existence in connection with the distribution of Merger Shares to its shareholders. Under the terms of the Agreement, the Acquired Fund will be terminated pursuant to its Amended and Restated Agreement and Declaration of Trust and applicable law, and its legal existence terminated, once the Acquired Fund no longer holds bare legal title to any of the assets held as the nominee for or agent on behalf of the Acquiring Fund. The Acquired Fund will make a protective election to be treated as a disregarded entity for U.S. federal income tax

PIMCO Dynamic Credit and Mortgage Income Fund
PIMCO Dynamic Income Fund	December 10, 2021

tax consequences of the Reorganization is furnished to you pursuant to Section 8(e) of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

Acquired Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. Acquired Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”).

Acquiring Fund is registered under the 1940 Act as a closed-end management investment company. Acquiring Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

For purposes of this opinion, we have considered the Agreement, the Combined Proxy Statement/Prospectus filed on June 29, 2021, and such other items as we have deemed necessary to render this opinion. In addition, each of Acquired Fund and Acquiring Fund has provided us with a letter dated as of the date hereof (collectively, the “Representation Letters”) representing as to certain facts, occurrences and information upon which each of Acquired Fund and Acquiring Fund has indicated that we may rely upon in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed that (i) all parties to the Agreement and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions; (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are true and complete; and (iii) any representation made in any of the documents referred to herein “to the best of the knowledge” of any person or party is true without regard to such qualification.

Based on and subject to the foregoing and subject to the final paragraphs hereof, we are of the opinion that, for U.S. federal income tax purposes:

(i)

The Reorganization will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code, and each of Acquiring Fund and Acquired Fund will be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

purposes effective as of the date immediately following the Closing Date, which will be treated as a liquidation of the Acquired Fund for U.S. federal income tax purposes.

PIMCO Dynamic Credit and Mortgage Income Fund
PIMCO Dynamic Income Fund	December 10, 2021

(ii)

Under Sections 361 and 357 of the Code, Acquired Fund will not recognize any gain or loss upon the transfer of the assets of Acquired Fund to Acquiring Fund pursuant to the Agreement in exchange for Merger Shares (and cash in lieu of fractional shares, if any) and the assumption by Acquiring Fund of all the liabilities of Acquired Fund, or upon the distribution of Merger Shares (and cash in lieu of fractional shares, if any) by Acquired Fund to its shareholders in liquidation of Acquired Fund, except for (A) any gain or loss recognized on (1) “section 1256 contracts” as defined in Section 1256(b) of the Code, or (2) stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (B) any other gain or loss that may be required to be recognized (1) as a result of the closing of the tax year of Acquired Fund, (2) upon the termination of a position, or (3) upon the transfer of an asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code;

(iii)

Under Section 354 of the Code, each shareholder of Acquired Fund will not will not recognize any gain or loss upon the exchange of all of their shares of Acquired Fund shares for Merger Shares other than any gain in respect of any cash received in lieu of fractional shares under the terms described in the Agreement;

(iv)

Under Section 358 of the Code, the aggregate tax basis in the Merger Shares that the Acquired Fund’s shareholder receives in exchange for their shares of the Acquired Fund will be the same as the aggregate tax basis of the shares of the Acquired Fund exchanged therefor;

(v)

Under Section 1223(1) of the Code, an Acquired Fund shareholder’s holding period for the Merger Shares received pursuant to the Agreement will include the shareholder’s holding period for the Acquired Fund shares exchanged therefor, provided that the shareholder held the Acquired Fund’s shares as capital assets on the date of the exchange;

(vi)

Under Section 1032 of the Code, Acquiring Fund will not recognize any gain or loss upon the receipt of the assets of Acquired Fund solely in exchange for Merger Shares (and cash in lieu of fractional shares, if any) and the assumption by Acquiring Fund of the liabilities of Acquired Fund;

(vii)

Under Section 362(b) of the Code, Acquiring Fund’s tax basis in the assets of Acquired Fund will be the same as Acquired Fund’s tax basis immediately prior to the transfer, increased by any gain or decreased by any loss required to be recognized as described in (ii) above;

PIMCO Dynamic Credit and Mortgage Income Fund
PIMCO Dynamic Income Fund	December 10, 2021

(viii)

Under Section 1223(2) of the Code, the holding period of each asset of Acquired Fund in the hands of Acquiring Fund, other than any asset of Acquired Fund with respect to which gain or loss is to be recognized as described in (ii) above, will include the period during which such asset was held or treated for U.S. federal income tax purposes as held by Acquired Fund; and

(ix)

Acquiring Fund will succeed to and take into account the items of Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

We believe that (i) Acquiring Fund will continue Acquired Fund’s historic business within the meaning of Treas. Reg. § 1.368-1(d), as a closed-end management investment company investing across multiple fixed-income sectors, in developed and emerging global credit markets, to pursue current income as a primary object and capital appreciations as a second objectives, and therefore (ii) the continuity of business enterprise test required for qualification under Section 368(a) of the Code is met in the Reorganization.

You should recognize that our opinions are not binding on the Internal Revenue Service (the “IRS”). No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above. Our opinion is based on the Code, Treasury Regulations, IRS rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur.

Very truly yours,

Ropes & Gray LLP

ROPES & GRAY LLP 1211 AVENUE OF THE AMERICAS NEW YORK, NY 10036-8704 WWW.ROPESGRAY.COM

December 10, 2021

PIMCO Income Opportunity Fund

1633 Broadway

New York, NY 10019

PIMCO Dynamic Income Fund

1633 Broadway

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization (the “Agreement”) dated November 10, 2021 by and among PIMCO Income Opportunity Fund (“Acquired Fund”), PIMCO Dynamic Income Fund (“Acquiring Fund,” together with Acquired Fund, the “Funds”), and PIMCO Income Opportunity Fund, each a Massachusetts business trust. The Agreement describes a proposed transaction (the “Reorganization”) to occur as of the date of this letter (the “Closing Date”), pursuant to which Acquiring Fund will acquire all of the assets of Acquired Fund in exchange for shares of beneficial interest in Acquiring Fund (the “Merger Shares”) (and cash in lieu of fractional shares, if any) and the assumption by Acquiring Fund of all of the liabilities of Acquired Fund following which the Merger Shares received by Acquired Fund (and cash in lieu of fractional shares, if any) will be distributed by Acquired Fund to its shareholders in liquidation of Acquired Fund.1 This opinion as to certain U.S. federal income tax

1 Under the Agreement, in order to account for restrictions on the transferability of certain Acquired Fund assets, immediately following the transfer of assets from the Acquired Fund to the Acquiring Fund, the Acquiring Fund may, if it so elects, transfer back to the Acquired Fund bare legal title to a portion of the acquired assets, to be held by the Acquired Fund as the nominee for or agent on behalf of the Acquiring Fund until such assets are sold or legal title can be transferred to the Acquiring Fund. As a result, the Acquired Fund will not terminate its legal existence in connection

PIMCO Income Opportunity Fund
PIMCO Dynamic Income Fund	December 10, 2021

consequences of the Reorganization is furnished to you pursuant to Section 8(e) of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

Acquired Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. Acquired Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”).

Acquiring Fund is registered under the 1940 Act as a closed-end management investment company. Acquiring Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

For purposes of this opinion, we have considered the Agreement, the Combined Proxy Statement/Prospectus filed on June 29, 2021, and such other items as we have deemed necessary to render this opinion. In addition, each of Acquired Fund and Acquiring Fund has provided us with a letter dated as of the date hereof (collectively, the “Representation Letters”) representing as to certain facts, occurrences and information upon which each of Acquired Fund and Acquiring Fund has indicated that we may rely upon in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed that (i) all parties to the Agreement and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions; (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are true and complete; and (iii) any representation made in any of the documents referred to herein “to the best of the knowledge” of any person or party is true without regard to such qualification.

Based on and subject to the foregoing and subject to the final paragraphs hereof, we are of the opinion that, for U.S. federal income tax purposes:

with the distribution of Merger Shares to its shareholders. Under the terms of the Agreement, the Acquired Fund will be terminated pursuant to its Amended and Restated Agreement and Declaration of Trust and applicable law, and its legal existence terminated, once the Acquired Fund no longer holds bare legal title to any of the assets held as the nominee for or agent on behalf of the Acquiring Fund. The Acquired Fund will make a protective election to be treated as a disregarded entity for U.S. federal income tax purposes effective as of the date immediately following the Closing Date, which will be treated as a liquidation of the Acquired Fund for U.S. federal income tax purposes.

PIMCO Income Opportunity Fund
PIMCO Dynamic Income Fund	December 10, 2021

(i)

The Reorganization will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code, and each of Acquiring Fund and Acquired Fund will be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(ii)

Under Sections 361 and 357 of the Code, Acquired Fund will not recognize any gain or loss upon the transfer of the assets of Acquired Fund to Acquiring Fund pursuant to the Agreement in exchange for Merger Shares (and cash in lieu of fractional shares, if any) and the assumption by Acquiring Fund of all the liabilities of Acquired Fund, or upon the distribution of Merger Shares (and cash in lieu of fractional shares, if any) by Acquired Fund to its shareholders in liquidation of Acquired Fund, except for (A) any gain or loss recognized on (1) “section 1256 contracts” as defined in Section 1256(b) of the Code, or (2) stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (B) any other gain or loss that may be required to be recognized (1) as a result of the closing of the tax year of Acquired Fund, (2) upon the termination of a position, or (3) upon the transfer of an asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code;

(iii)

Under Section 354 of the Code, each shareholder of Acquired Fund will not will not recognize any gain or loss upon the exchange of all of their shares of Acquired Fund shares for Merger Shares other than any gain in respect of any cash received in lieu of fractional shares under the terms described in the Agreement;

(iv)

Under Section 358 of the Code, the aggregate tax basis in the Merger Shares that the Acquired Fund’s shareholder receives in exchange for their shares of the Acquired Fund will be the same as the aggregate tax basis of the shares of the Acquired Fund exchanged therefor;

(v)

Under Section 1223(1) of the Code, an Acquired Fund shareholder’s holding period for the Merger Shares received pursuant to the Agreement will include the shareholder’s holding period for the Acquired Fund shares exchanged therefor, provided that the shareholder held the Acquired Fund’s shares as capital assets on the date of the exchange;

(vi)

Under Section 1032 of the Code, Acquiring Fund will not recognize any gain or loss upon the receipt of the assets of Acquired Fund solely in exchange for Merger Shares (and cash in lieu of fractional shares, if any) and the assumption by Acquiring Fund of the liabilities of Acquired Fund;

(vii)

Under Section 362(b) of the Code, Acquiring Fund’s tax basis in the assets of Acquired Fund will be the same as Acquired Fund’s tax basis immediately prior to the transfer, increased by any gain or decreased by any loss required to be recognized as described in (ii) above;

PIMCO Income Opportunity Fund
PIMCO Dynamic Income Fund	December 10, 2021

(viii)

Under Section 1223(2) of the Code, the holding period of each asset of Acquired Fund in the hands of Acquiring Fund, other than any asset of Acquired Fund with respect to which gain or loss is to be recognized as described in (ii) above, will include the period during which such asset was held or treated for U.S. federal income tax purposes as held by Acquired Fund; and

(ix)

Acquiring Fund will succeed to and take into account the items of Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

We believe that (i) Acquiring Fund will continue Acquired Fund’s historic business within the meaning of Treas. Reg. § 1.368-1(d), as a closed-end management investment company investing across multiple fixed-income sectors, in developed and emerging global credit markets, to pursue current income as a primary object and capital appreciations as a second objectives, and therefore (ii) the continuity of business enterprise test required for qualification under Section 368(a) of the Code is met in the Reorganization.

You should recognize that our opinions are not binding on the Internal Revenue Service (the “IRS”). No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above. Our opinion is based on the Code, Treasury Regulations, IRS rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur.

Very truly yours,

Ropes & Gray LLP